UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        June 22, 2006
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                                Tower Group, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                     000-50990                 13-3894120
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(State or other jurisdiction          (Commission              (IRS Employer
      or incorporation)               File Number)           Identification No.)

      120 Broadway, 14th Floor, New York, NY                    10271
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     (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code      (212) 655-2000
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

     The Company and Stephen L. Kibblehouse executed an Employment Agreement on June 22, 2006. Under the employment agreement, effective June 1, 2006, Mr. Kibblehouse agreed to serve as the Company's Senior Vice President and General Counsel and such other positions as the Company may assign. The term of service under the agreement continues for one year, followed by automatic additional one-year terms unless a notice not to extend the term is provided by the Company or the employee at least three months prior to the end of the term. Mr. Kibblehouse receives a minimum annual base salary of $290,000 and an annual incentive bonus, to be determined by the Board of Directors, with the target bonus of 30% of the annual base salary. The salary and target annual bonus are subject to review for increase at the discretion of the Board of Directors or a committee of the Board of Directors, however, they cannot be decreased below the salaries and target bonus percentages stated above. Mr. Kibblehouse may also participate in the Company's long-term incentive plans.

     If the Company terminates the employment of Mr. Kibblehouse without cause or if he terminates his employment with good reason, as defined in the employment agreement, then he is entitled to (i) his accrued base salary and a prorated target bonus, (ii) a cash severance payment equal to 100% of the sum of his annual base salary and his target annual bonus, (iii) the continuation of health and welfare benefits for 12 months, (iv) three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options, and (v) immediate vesting of his previously unvested stock awards. If the Company terminates the employment agreement without cause, or if Mr. Kibblehouse terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change in control as defined in the employment agreement, he is also entitled to receive the foregoing benefits. The employment agreement also provides for an excise tax gross-up payment if payments received under the agreement and other payments received under other agreements or employee benefit plans result in the imposition of an excise tax under section 4999 of the Internal Revenue Code.

     Mr. Kibblehouse is subject to non-competition provisions in the states of New York and New Jersey for six months and non-solicitation provisions for a period of one year after the termination of employment, along with ongoing confidentiality and non-disclosure requirements.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    Tower Group, Inc.
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                                                      (Registrant)

Date   June 26, 2006
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                                         /s/ Stephen L. Kibblehouse
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                                         Stephen L/ Kibblehouse
                                         Senior Vice President & General Counsel